SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549



                            FORM 8-K
                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):
                        January 16, 1996


                      AMERITECH CORPORATION
     (Exact name of registrant as specified in its charter)

                            Delaware
         (State of other jurisdiction of incorporation)


      1-8612                                           36-3251481
  Commission File Number                     IRS Employer ID. No.

         30 South Wacker Drive, Chicago, Illinois 60606
           (Address of principal executive offices)

Registrant's telephone number, including area code: (312)750-5000


Item 7. Financial Statements and Exhibits

     On January 17, 1996, Ameritech reported that the fourth quarter of 1995 produced its best revenue growth ever and its ninth consecutive quarter of double-digit profit growth excluding one-time items. Fourth-quarter 1995 revenues rose a record 11.0% to $3.5 billion, up from $3.2 billion in the fourth quarter of 1994. Fourth-quarter profits rose 12.5% to $501.0 million, up from $445.2 million, as earnings per share rose 11.1% to 90 cents, up from 81 cents per share, before one-time events.

     The quarter capped a year of record results for Ameritech, including the company's best-ever revenues and profits. Revenues reached a new high of $13.4 billion in 1995, up 6.8% from $12.6 billion in 1994. Profits climbed to $1.89 billion in 1995, up 11.9% from $1.69 billion in 1994, and earnings per share rose 11.1% to $3.41 in 1995, up from $3.07 in 1994, before one-time events.

     Ameritech's record fourth-quarter growth was spurred by:

- a 46% rise in cellular customers from 1.3 million to 1.9 million over 12 months;

- more than doubling the number of customers who use Caller ID, growth in sales of other products, and 4.5% growth in access lines;

- a 9.1% increase in minutes of use in the fourth quarter; and

- added revenues from security monitoring services, which Ameritech began providing in December 1994.

     Comparisons between 1995 and 1994 are affected by one-time events in both years. Results for 1995 include a $134.5 million pretax restructuring credit ($78.7 million after-tax or 14 cents a share), related to net settlement gains of $266.3 million associated with lump-sum payments from the nonmanagement pension plan to former employees, partially offset by $73.7 million associated with increased force costs related to the restructuring started in 1994 and planned work force reductions due to data center consolidations, as well as a $58.1 million charge to write down certain data processing equipment to net realizable value. Results from 1995 also include a $41.3 million after-tax gain or 8 cents a share from an exchange of cellular interests. Results for 1994 include after-tax charges of $455.8 million or 83 cents a share for work force adjustments, $61.3 million or 11 cents a share to reduce certain asset values, and an extraordinary non-cash after-tax charge of $2.2 billion or $4.07 a share for discontinuance of regulatory accounting.

     Key initiatives driving Ameritech's continuing double-digit growth are:

- achieving price regulation (versus rate-of-return regulation) in all its jurisdictions. Federal and state regulators no longer limit the company's profits; instead they limit prices of basic services. And the company is now free to direct capital where it can create the most value for customers and investors;

- continuing productivity gains in the core communications business. Ameritech leads the industry in productivity with 373 lines per telephone company employee, up 10.0% from 339 lines in 1994;

- becoming the second-largest security monitoring company in the United States, by acquiring companies with 320,000 customers, in an industry that's growing 12% annually;

- launching a new managed services venture with partner IBM, to pursue a $28 billion market that's growing 15% a year as companies increasingly elect a single point of contact for managing desktop computing and communications; and

- expanding into high-potential international markets through a newly awarded privatization in Belgium, a larger stake in Matav of Hungary, and a new venture with Chinacom, in addition to earlier international investments.

               CONDENSED CONSOLIDATED STATEMENTS OF INCOME
              (Dollars in millions, except per share amounts)

                                           Three Months Ended
                                              December 31            %
                                          1995  (1)     1994  (1)  Change
                                       (Unaudited)   (Unaudited)

 Revenues                               $3,531.8     $ 3,181.2     11.0%
 Operating expenses (2) (4)              2,880.1       2,470.8     16.6%
 Operating income                          651.7         710.4     (8.3)%
 Other income, net                         (79.0)        (42.7)    85.0%
 Interest expense                          112.7         111.3      1.3%
 Income before income taxes
   and extraordinary item                  618.0         641.8     (3.7)%
 Income taxes                              205.3         212.7     (3.5)%
 Income before extraordinary item          412.7         429.1     (3.8)%
 Extraordinary item (3)                     --        (2,234.0)     n/a
 Net income (loss)                      $  412.7     $(1,804.9)     n/a

 Average common shares
    outstanding  (000)                   553,957      551,031       0.5%

 Earnings per common share before
    extraordinary item                     $0.74        $0.78      (5.1)%

Earnings per common share after
    extraordinary item                     $0.74       $(3.28)      n/a

Dividends declared per
    common share                           $0.53        $0.50       6.0%

(1) Income before one-time adjustments rose 12.5 percent to $501.0 million from $445.2 million in the fourth quarter of 1994. Earnings per share before one-time adjustments grew 11.1 percent to 90 cents, up from 81 cents in the fourth quarter of 1994.
     See notes (2), (3) and (4) for details of one-time adjustments.

(2) 1995 results include a $131.8 million pretax restructuring charge ($88.3 million after-tax or $0.16 per share) reflecting a $73.7 million charge for planned work force reductions due to data center consolidations, as well as increased force costs related to the work force restructuring started in 1994. Also reflected is a $58.1 million charge that was recorded to write down certain data processing equipment to net realizable value in connection with information technology restructuring.

(3) 1994 results include an extraordinary noncash charge of $3.8 billion ($2.2 billion after-tax or $4.06 per share) related to discontinuing application of FAS 71, "Accounting for the Effects of Certain Types of Regulation".

(4) 1994 results include a $72.0 million pretax credit ($45.2 million after-tax or $0.08 per share) related to workforce restructuring, and a $69.3 million pretax charge ($61.3 million after-tax or $0.11 per share) for certain real estate and other assets which the company sold or no longer plans to use in the business.

                                       Twelve Months Ended
                                             December 31            %
                                         1995  (1)     1994  (1)  Change
Revenues                              $13,427.8     $12,569.5      6.8%
Operating expenses  (2) (4)            10,124.8      10,540.2     (3.9)%
Operating income                        3,303.0       2,029.3     62.8%
Other income, net  (2)                   (260.0)       (146.9)    77.0%
Interest expense                          468.9         434.8      7.8%
Income before income taxes
  and extraordinary item                3,094.1       1,741.4     77.7%
Income taxes                            1,086.5         571.0     90.3%
Income before extraordinary item        2,007.6       1,170.4     71.5%
Extraordinary item (3)                     --        (2,234.0)     n/a
Net income (loss)                     $ 2,007.6     $(1,063.6)     n/a

Average common shares
   outstanding  (000)                   553,622      549,238       0.8%
Earnings per common share before
   extraordinary item                     $3.63        $2.13      70.4%
Earnings per common share after
   extraordinary item                     $3.63       $(1.94)      n/a
Dividends declared per
   common share                           $2.03        $1.94       4.6%

(1) Income before one-time adjustments rose 11.9 percent to $1,887.6 million in 1995 from $1,687.5 million in 1994. Earnings per share before one-time adjustments grew 11.1 percent to $3.41, up from $3.07 in 1994. See notes (2), (3) and (4) for details of one-time adjustments.

(2) 1995 results include a $134.5 million pretax restructuring credit ($78.7 million after-tax or $0.14 per share) related to net settlement gains of $266.3 million associated with lump-sum pension payments from the nonmanagement pension plan to former employees, partially offset by $73.7 million associated with increased force costs related to the restructuring started in 1994, as well as planned work force reductions due to data center consolidations. Also reflected is a $58.1 million charge that was recorded to write down certain data processing equipment to net realizable value. 1995 results also include a $65.8 million pretax gain ($41.3 million after-tax or $0.08 per share) resulting from the exchange of minority interests in certain cellular partnerships in Indianapolis, Cleveland and Rockford for cash and a minority interest in the Ameritech Detroit/Flint cellular partnership. This transaction was necessitated by Ameritech's successful bid for the personal communications services (PCS) licenses in Indianapolis and Cleveland.

(3) 1994 results include an extraordinary noncash charge of $3.8 billion ($2.2 billion after-tax or $4.07 per share) related to the discontinuing the application of FAS 71, "Accounting for the Effects of Certain Types of Regulation".

(4) 1994 results include $728.1 million in pretax charges ($455.8 million after-tax or $0.83 per share) related to workforce restructuring, as well as a $69.3 million pretax charge ($61.3 million after-tax or $0.11 per share) for certain real estate and other assets which the company sold or no longer plans to use in the business.

                  CONDENSED CONSOLIDATED BALANCE SHEETS
                          (Dollars in millions)



                                                             Change from
                                      Dec. 31     Dec. 31       Dec. 31
                                        1995        1994          1994
ASSETS
Current assets                        $ 3,461.4   $ 2,890.6    $  570.8
Property, plant and equipment, net     13,456.8    13,454.5         2.3
Investments, primarily international    1,497.0     1,197.0       300.0
Other assets and deferred charges       3,596.0     2,404.7     1,191.3
Total assets                          $22,011.2   $19,946.8    $2,064.4

LIABILITIES AND SHAREOWNERS' EQUITY

Debt maturing within one year         $ 2,137.9   $ 1,898.3    $  239.6
Other current liabilities               3,714.2     3,257.8       456.4
Long-term debt                          4,513.2     4,447.9        65.3
Deferred credits and
   other long-term liabilities          4,631.4     4,287.7       343.7
Shareowners' equity                     7,014.5     6,055.1       959.4
Total liabilities and
   shareowners' equity                $22,011.2   $19,946.8    $2,064.4


                    SELECTED FINANCIAL AND OPERATING DATA
                               (Unaudited)
                          (Dollars in millions)



                                       Dec. 31       Dec. 31        %
                                         1995          1994       Change

Debt ratio                                48.7%         51.2%       n/a
Customer lines (000's)                  19,057        18,239       4.5%
Employees                               65,345        63,594       2.8%
Telephone company employees             51,093        53,815      (5.1)%
Customer lines per telephone
   company employee                        373           339      10.0%

Return to average
   equity - annualized    Qtr.            23.3%         n/m         --
                          YTD             29.5%      (13.6)%        --

Return to average equity
   before extraordinary
   item - annualized      Qtr.            23.3%        21.2% (1)   9.9%
                          YTD             29.5%        14.4% (1) 104.9%
Return to average total
   capital - annualized   Qtr.            14.9%         n/m         --
                          YTD             18.2%       (4.6)%        --
Return to average total
   capital before
   extraordinary item -
   annualized             Qtr.            14.9%        14.2% (1)   4.9%
                          YTD             18.2%        10.4% (1)  75.0%

Construction activity     Qtr.        $  807.4      $  612.4      31.8%
                          YTD         $2,176.1      $1,955.2      11.3%

n/m = not meaningful

(1) Adjusted for fourth quarter 1994 after-tax extraordinary charge of $2.2 billion related to discontinuing the application of FAS 71.


                                   SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: January 17, 1996      AMERITECH CORPORATION


                              By /s/ Bruce B. Howat
                                Bruce B. Howat
                                Secretary